UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 13, 2012

IMPLANT SCIENCES CORPORATION
(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

600 Research Drive
Wilmington, Massachusetts 01887
 (Address of Principal Executive Offices, including Zip Code)

(978) 752-1700
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

A Special Meeting of Stockholders of Implant Sciences Corporation (the “Company”), was held on March 13, 2012.  At the meeting, there were 29,139,989 shares of common stock represented to vote either in person or by proxy, or 86.4% of the outstanding shares of common stock, which represented a quorum.  As of the record date, February 14, 2012, there were 33,727,998 shares of common stock outstanding and entitled to vote at the meeting. At the meeting, the following proposals were voted upon and approved:

Proposal 1:  To approve an amendment to the Company’s 2004 Stock Option Plan (the “Plan”) to increase the number of shares of the Company’s common stock subject to the Plan from 2,000,000 shares to 4,000,000 shares.

The final vote for this matter presented to the Stockholders at the Special Meeting was as follows:

For	Against	Abstain	Broker Non-Votes
11,399,520	483,523	44,305	17,212,641

Proposal 2:  To consider and act upon a proposal to ratify the selection of the firm of Marcum LLP as our independent registered public accountants for the fiscal year ending June 30, 2012.

The final vote for this matter presented to the Stockholders at the Special Meeting was as follows:

For	Against	Abstain
28,800,607	121,278	218,104

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION

By:  /s/  Roger P. Deschenes
Roger P. Deschenes
Vice President, Finance and Chief Financial Officer

Date:  March 15, 2012